Exhibit 32.1

CERTIFICATIONS
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Cabela’s Incorporated  (the “registrant”) on Form 10-Q for the period ended June 27, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, that to his knowledge:

(1)	the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated:  July 31, 2009

/s/ Thomas L. Millner
Thomas L. Millner President and Chief Executive Officer

/s/ Ralph W. Castner
Ralph W. Castner Vice President and Chief Financial Officer

Back to Form 10-Q